SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2001

BIONUTRICS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-22011	86-0760991

(State or other	(Commission File No.)	(IRS Employer ID No.)

jurisdiction of incorporation)

2425 E. Camelback Road, Suite 650, Phoenix, Arizona 85016
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (602) 508-0112

Item 5. Other Event

         On August 23, 2001, Registrant and Pharmaceutical Marketing Brands, Inc. executed a private placement stock purchase agreement for the purchase of 49% of the Registrants issued and outstanding shares of capital stock, on a fully diluted basis, for $5,000,000. The agreement contemplates a Close date on or before October 15, 2001. The Board of Directors of the Registrant will be reconstituted such that a majority of the Board of Directors as of the Closing Date will be designees of Pharmaceutical Marketing Brands, Inc.

         In connection with this agreement, Pharmaceutical Marketing Brands was granted 5,000,000 common stock options exercisable at $1.00 per share. These options have a term of ten years, are transferable, and fully vest on October 15, 2001.

         The issuance of the shares and the options is subject to shareholder approval, the Company’s receipt of a fairness opinion, and other closing contingencies as set forth in the stock purchase agreement.

Exhibits:

10.49	Stock Purchase Agreement dated August 23, 2001 between Pharmaceutical Marketing Brands, Inc. and Bionutrics, Inc.

99.1	Press release dated August 28, 2001

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 28, 2001	BIONUTRICS, INC.

By:/s/ Ronald H. Lane

Ronald H. Lane President and Chief Executive Officer

Index to Exhibits

Exhibits:

10.49	Stock Purchase Agreement dated August 23, 2001 between Pharmaceutical
Marketing Brands, Inc. and Bionutrics, Inc.
99.1	Press release dated August 28, 2001